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                                  EXHIBIT 23.2

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We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 333-_________) pertaining to The Knoll Retirement Savings Plan, the Knoll, Inc. 1997 Employee Stock Purchase Plan, and the Knoll, Inc. 1997 Stock Incentive Plan of our report dated March 14, 1997, with respect to the consolidatd financial statements and schedule of Knoll, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                              /s/ Ernst & Young

Philadelphia, PA
June 26, 1997